SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 1, 2001



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



         Delaware                   1-9494                     13-3228013
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)              File Number)               Identification
                                                               Number)


727 Fifth Avenue, New York, New York                           10022
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (212) 755-8000

Item 5. Other Events.

     On March 1, 2001, Registrant issued the following press release announcing its sales and earnings for the three-month period and fiscal year ended January 31, 2001:

                 TIFFANY'S NET EARNINGS ROSE 31 PERCENT IN 2000

NEW YORK, March 1, 2001 - Sales and earnings at Tiffany & Co. (NYSE-TIF) rose to record levels in 2000, despite cautious customer spending in the fourth quarter. Net earnings in the year rose 31 percent due to a 13 percent net sales increase and an improved operating margin. Worldwide comparable store sales increased 13 percent on a constant currency basis.

Fourth  quarter  results,  which  were  affected  by  difficult   pre-millennium
comparison and economic/market factors, were consistent with the Company's holiday season sales announcement made on January 4, 2001.

In the year ended January 31, 2001, net sales rose 13 percent to $1,668,056,000, versus $1,471,690,000 in the prior year. Net earnings rose 31 percent to $190,584,000, or $1.26 per diluted share, compared with $145,679,000, or $0.97 per diluted share, in the prior year.

In the fourth quarter ended January 31, 2001, net sales of $576,391,000 were 2 percent higher than $563,195,000 a year ago. Net earnings of $84,674,000 or 56 cents per diluted share, were fractionally higher than $84,579,000, or 56 cents per diluted share, a year ago.

Net earnings per share figures are adjusted to reflect the Company's two-for-one stock split in July 2000.

Sales by channel of distribution were as follows:

o U.S. Retail sales rose 12 percent to $833,221,000 in the full year, primarily due to comparable store sales growth of 12 percent. In the fourth quarter, sales rose 1 percent to $292,433,000 and comparable store sales declined 1 percent (following a 26 percent increase in the prior year). Sales in Tiffany's flagship New York store rose 6 percent in the year but declined 5 percent in the fourth quarter. Comparable branch store sales rose 15 percent in the year and 1 percent in the fourth quarter. New stores opened during the past year performed well.

o International Retail sales rose 15 percent to $679,274,000 in the year and 3 percent to $223,844,000 in the fourth quarter due to growth in most markets. In Japan, comparable store sales in local currency rose 11 percent and 8 percent in the year and fourth quarter, respectively, but, when translated into U.S. dollars, rose 13 percent and nil percent for those periods, respectively.

o Direct Marketing sales, which includes corporate, catalog and Internet sales, increased 13 percent to $155,561,000 in the year and 7 percent to $60,114,000 in the fourth quarter. The Company commenced Internet sales in November 1999.

Michael J. Kowalski, president and chief executive officer, said, "Full year results in 2000 extended our record of strong annual sales and earnings growth, although recent uncertainty surrounding the economy and equity markets, not surprisingly, affected customers' average spending levels. At this point, we remain comfortable with the published range of security analysts' earnings estimates for the first quarter of 2001 and the full year, although trends early in the quarter continue to be sluggish in the U.S. and in some international markets. In light of expectations for continued unsettled economic conditions in the coming months, as well as tough comparisons to last year's strong first half, we believe it is prudent to expect earnings in the first half of 2001 to be approximately equal to the prior year."

Mr. Kowalski added, "Despite the temporary slowdown in the business cycle, Tiffany's competitive and financial strengths position us extremely well to maintain the normal pace of our strategic pursuit of expansion, merchandising and marketing opportunities. We have tempered near-term expectations, but our longer-term potential remains substantial."

2001 OUTLOOK
------------
The  Company's  financial  expectations  are based on the  assumption  that U.S.
consumer confidence will improve in the second half of 2001. Financial expectations include: net sales growth in the high-single-digit range due to comparable store sales growth in the mid-single-digit range in the U.S. (with lower growth in the first half of 2001) and in the high-single-digit range in Japan, healthy growth in other international markets, new store openings in U.S. and international markets, and healthy growth in Direct Marketing sales; modest improvements in gross margin and in the operating expense ratio; higher interest expense; an unchanged tax rate; and annual net earnings growth of 10-15 percent.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

The Company will host a conference call today to review these results at 8:30 a.m. (EST). Interested parties may listen to a live Web broadcast by accessing www.shareholder.com/tiffany or www.vcall.com on the Internet.

This press release contains certain "forward-looking" statements concerning expectations for sales, margins and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 1999 Annual Report and in Form 10-K, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)



                                                                    Three months
                                                                  ended January 31,              Years Ended January 31,
                                                      ---------------------------------   -----------------------------------
                                                                 2001            2000                2001             2000
                                                          ------------    -------------       -------------    --------------
Net sales                                              $      576,391  $       563,195     $     1,668,056   $      1,471,690

Cost of sales                                                 235,505          224,953             719,642           650,010
                                                          ------------    -------------       -------------    --------------

Gross profit                                                  340,886          338,242             948,414           821,680

Selling, general and administrative expenses                  197,014          192,233             621,018           564,797
                                                          ------------    -------------       -------------    --------------

Earnings from operations                                      143,872          146,009             327,396           256,883

Other expenses,  net                                            2,750            2,655               9,755             8,825
                                                          ------------    -------------       -------------    --------------

Earnings before income taxes                                  141,122          143,354             317,641           248,058

Provision for income taxes                                     56,448           58,775             127,057           102,379
                                                          ------------    -------------       -------------    --------------

Net earnings                                           $       84,674  $        84,579     $       190,584  $        145,679
                                                          ============    =============       =============    ==============


Net earnings per share:

  Basic                                                $         0.58  $          0.58     $          1.31  $           1.02
                                                          ============    =============       =============    ==============

  Diluted                                              $         0.56  $          0.56     $          1.26  $           0.97
                                                          ============    =============       =============    ==============


Weighted average number of common shares:

  Basic                                                       145,898          144,870             145,493           142,968
  Diluted                                                     151,705          152,114             151,816           149,666


Net sales, Cost of sales, Gross profit and Selling, general and administrative expenses are reclassified for all periods presented to reflect the adoption of the Emerging Issues Task Force's Issue 00-10, "Accounting
for Shipping and Handling Revenues and Costs."

Net earnings per share and the number of shares are adjusted to reflect a July 2000 two-for-one stock split.


                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)




                                                         January 31,         January 31,
                                                                2001                 2000
                                                    -----------------    ------------------
ASSETS

Current assets:
Cash and cash equivalents                            $       195,613      $        216,936
Accounts receivable, net                                     106,988               119,356
Inventories, net                                             651,717               504,800
Deferred income taxes                                         28,069                30,212
Prepaid expenses and other current assets                     22,458                20,357
                                                        -------------        --------------

Total current assets                                       1,004,845               891,661

Property and equipment, net                                  423,244               322,400
Deferred income taxes                                          7,282                 6,235
Other assets, net                                            132,969               123,266
                                                        -------------        --------------

                                                     $     1,568,340      $      1,343,562
                                                        =============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                                $        28,778      $         20,646
Obligation under capital lease                                40,747                     -
Accounts payable and accrued liabilities                     189,531               176,101
Income taxes payable                                          42,085                53,954
Merchandise and other customer credits                        36,057                30,275
                                                        -------------        --------------

Total current liabilities                                    337,198               280,976

Long-term debt                                               242,157               249,581
Postretirement/employment benefit obligations                 26,134                23,165
Other long-term liabilities                                   37,368                32,764
Stockholders' equity                                         925,483               757,076
                                                        -------------        --------------

                                                     $     1,568,340      $      1,343,562
                                                        =============        ==============


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TIFFANY & CO.


                                 BY:   /s/ James N. Fernandez
                                       -------------------------------------
                                       James N. Fernandez
                                       Executive Vice President and
                                       Chief Financial Officer

Date: March 1, 2001